EXHIBIT 23.1



                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


          The Board of Directors
          National Patent Development Corporation

          We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.


                                             KPMG PEAT MARWICK




          New York, New York
          July 29, 1994